Exhibit 5.1

269.337.7700
August 7, 2026

Shoulder Innovations, Inc. 1535 Steele Avenue SW, Suite B Grand Rapids, Michigan 49507

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Shoulder Innovations, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 7, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offering and sale from time to time by the Company of up to $300,000,000 (A) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (B) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (C) of one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”); (D) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (E) subscription rights to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Subscription Rights”); and/or (F) units consisting of any combination of such foregoing securities described in clauses (A) through (E) above (the “Units”) and (ii) the offering and resale from time to time of up to 8,103,026 shares of Common Stock (the “Selling Stockholder Shares”) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”). The shares of Common Stock, shares of Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are herein collectively referred to as the “Securities”. The Securities may be sold from time to time by the Company and the Selling Stockholder Shares may be resold from time to time by the Selling Stockholders as set forth in the Registration Statement, the base prospectus contained within the Registration Statement (the “Base Prospectus”) and any prospectus supplements to the Base Prospectus (each, a “Prospectus Supplement”). The Securities and the Selling Stockholder Shares are being registered for offer and sale or resale, as applicable, from time to time pursuant to Rule 415 under the Securities Act.
In so acting we reviewed originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In conducting such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as duplicates or certified or conformed copies. We have not independently sought to verify factual matters. In conducting our examination, we assumed, without independent investigation or verification, the accuracy and completeness of all records

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 7, 2026

made available to us by the Company, and the due authorization, execution and delivery by the Company or the Selling Stockholders, as applicable, of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents. In addition, in connection with this opinion letter, we have assumed that the Securities and the Selling Stockholder Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and any Prospectus Supplement, as applicable.
Our opinions herein are limited solely to the matters set forth herein. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law as in effect on the date hereof (the “DGCL”), and as to the Debt Securities, the Warrants, the Subscription Rights and the Units constituting valid and binding obligations of the Company, the existing internal laws of the State of New York as in effect on the date hereof (the “Applicable Laws”). We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, with your permission, we have (i) limited our review to standard compilations available to us of the DGCL, which we have assumed to be accurate and complete; and (ii) not reviewed case law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws. It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities and the offer and resale of the Selling Stockholder Shares while the Registration Statement is effective under the Securities Act.
In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities or the Selling Stockholder Shares, there will not have occurred any change in the law or the facts affecting the validity of the Securities or the Selling Stockholder Shares; (ii) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act; (iii) at the time of the offer, issuance and sale or resale of any Securities or Selling Stockholder Shares, as applicable, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iv) no future amendments will be made to the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), or the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws” and, together with the Certificate of Incorporation, the “Charter Documents”) that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities; (v) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (vi) at the time of each offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares. We also have assumed that the issuance and delivery of Selling Stockholder Shares by Selling Stockholders will not result in a violation of any provision of any of the Charter Documents.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 7, 2026

This opinion letter is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities, the Warrants, the Subscription Rights and the Units: (i) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; (ii) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and (iii) in the case of the Debt Securities, including Debt Securities that are issued as part of a Unit, the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money, late charges, penalties, forfeitures, liquidated or other pre-measured damages, or limitations thereon, any prepayment premiums or the unaccrued portion of original issue discount or rights of setoff. We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, it is our opinion that:
1.With respect to the shares of Common Stock registered pursuant to the Registration Statement (other than the Selling Stockholder Shares), when (i) the issuance of and the terms of the offering of such shares of Common Stock and related matters have been duly authorized by all required corporate action of the Company’s Board of Directors, or a duly authorized committee thereof (the “Board”), and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (ii) the Company has complied with all applicable notice requirements regarding uncertificated shares, if required, provided in the DGCL; (iii) the shares of Common Stock have been duly registered on the books of the transfer agent and registrar of the Company in the name of the purchaser of such shares of Common Stock; and (iv) the certificates, if required, representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of any Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein, then such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 7, 2026

certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the Charter Documents and the DGCL, and the filing of such Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Certificate of Incorporation to similar effect), have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (ii) the Company has complied with all applicable notice requirements regarding uncertificated shares, if required, provided in the DGCL; (iii) the shares of Preferred Stock have been duly registered on the books of the transfer agent and registrar of the Company in the name of the purchaser of such shares of Preferred Stock; and (iv) the certificates, if required, representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of any other Security offered under the Registration Statement, and upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of such Debt Securities has been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee; and (iii) the specific form and terms of the Debt Securities have been duly established in accordance with the Indenture, duly authorized pursuant to resolutions duly adopted by the Board, and validly executed, authenticated, issued, and delivered in accordance with the Indenture and the applicable definitive purchase, underwriting or similar agreement, in the manner and for the consideration approved by the Board and stated in the Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
4.With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement relating to the Warrants (a “Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (ii) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company; and (iii) such Warrants have been duly executed, issued and delivered by the Company in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 7, 2026

or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Warrants will constitute valid and binding obligations of the Company.
5.With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (a “Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company; and (iii) such Subscription Rights have been duly executed, issued and delivered by the Company in accordance with the provisions of the Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Subscription Rights will constitute valid and binding obligations of the Company.
6.With respect to any Units registered pursuant to the Registration Statement, when (i) the conditions outlined in the immediately preceding paragraphs (1) through (5) that apply to the Securities that make up such Units are all met; (ii) the issuance and terms of such Units, the terms, execution and delivery of the unit purchase agreement relating to such Units (a “Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Charter Documents and Applicable Laws; (iii) the Unit Agreement has been duly authorized and validly executed and delivered by the Company; and (iv) such Units have been duly executed, issued and delivered by the Company in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then such Units will constitute valid and binding obligations of the Company.
7.The Selling Stockholder Shares are validly issued, fully paid and non-assessable.
In connection with the opinions expressed above, we have assumed that each of the Debt Securities and the Indenture, Warrant Agreement, Subscription Rights Agreement and Unit Agreement governing such Securities are legally valid and binding obligations of each party thereto other than the Company.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

August 7, 2026

opinion letter is given as of its date, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506